Cerner Reports Second Quarter 2012 Results
Strong Bookings, Revenue, Earnings and Cash Flow

KANSAS CITY, Mo. - July 26, 2012 - Cerner Corporation (Nasdaq: CERN) today announced results for the 2012 second quarter that ended June 30, 2012, delivering strong levels of bookings, revenue, earnings and cash flow.

Bookings in the second quarter of 2012 were $700.5 million, an all-time high for a second quarter and an increase of eight percent compared to second quarter 2011 bookings of $649.9 million.

Second quarter revenue was $637.4 million, an increase of 22 percent compared to $524.2 million in the year-ago period.

On a U.S. Generally Accepted Accounting Principles (GAAP) basis, second quarter 2012 net earnings were $97.8 million and diluted earnings per share were $0.56. Second quarter 2011 GAAP net earnings were $72.0 million and diluted earnings per share were $0.42.

Adjusted (non-GAAP) Net Earnings
Adjusted net earnings for second quarter 2012 were $103.1 million, an increase of 36 percent compared to $76.1 million of adjusted net earnings in the second quarter of 2011. Adjusted diluted earnings per share were $0.59 in the second quarter of 2012 compared to $0.44 of adjusted diluted earnings per share in the year-ago quarter. Analysts' consensus estimate for second quarter 2012 adjusted diluted earnings per share was $0.54.

Adjusted net earnings is not a recognized term under GAAP and should not be substituted for net earnings as a measure of Cerner's performance but instead should be utilized as a supplemental measure of financial performance in evaluating our business. Following is a description of adjustments made to net earnings. For more detail, please see the accompanying schedule, titled “Reconciliation of GAAP Results to Non-GAAP Results.”

Adjusted net earnings and diluted earnings per share exclude share-based compensation expense, which reduced second quarter 2012 net earnings and diluted earnings per share by $5.3 million and $0.03, respectively; and reduced second quarter 2011 net earnings and diluted earnings per share by $4.1 million and $0.02, respectively.

Other 2012 Second Quarter Highlights:

▪	Second quarter cash collections of $679.6 million and operating cash flow of $182.8 million.

▪
Second quarter free cash flow of $107.3 million. Free cash flow is a non-GAAP financial measure defined as GAAP cash flows from operating activities less capital purchases and capitalized software development costs. For more detail, please see the accompanying schedule, titled “Reconciliation of GAAP Results to Non-GAAP Results.”

▪	Second quarter days sales outstanding of 71 days, which is down from 88 days in the year-ago quarter.

▪	Total backlog of $6.51 billion, up 20 percent over the year-ago quarter. This was comprised of $5.80 billion of contract backlog and $714 million of support and maintenance backlog.

“I am pleased with our results in the second quarter, which again included strong revenue and earnings growth and very strong cash flow,” Neal Patterson, Cerner chairman, CEO, president and co-founder said. “Our client base continues to make great progress at qualifying for stimulus payments related to the HITECH Act and our strong competitiveness is leading to new clients choosing Cerner. We believe the digitization being driven by the HITECH Act creates a foundation for significant ongoing investments in information technology and services, such as data analytics and population health management, that will be critical as health care providers become accountable for the health of populations under future reimbursement models.”

Future Period Guidance
Cerner currently expects:

▪	Third quarter 2012 revenue between $635 million and $655 million.

▪	Third quarter 2012 adjusted diluted earnings per share before share based compensation expense between $0.57 and $0.59.

▪	Third quarter 2012 new business bookings between $710 million and $750 million.

▪	Full-year 2012 revenue between $2.575 billion and $2.625 billion, up from a prior range of $2.525 billion to $2.6 billion.

▪	Full-year 2012 adjusted diluted earnings per share before share based compensation expense between $2.32 and $2.36, up from a prior range of $2.25 to $2.32.

▪	Share based compensation expense to reduce diluted earnings per share by approximately $0.04 in the third quarter of 2012 and between $0.13 and $0.14 for the year.

Earnings Conference Call
Cerner will host an earnings conference call to provide additional detail on these results at 3:30 p.m. CT on July 26. The dial-in number for the conference call is (617) 847-8706; the passcode is Cerner. Cerner recommends joining the call 15 minutes early for registration. The re-broadcast of the call will be available from 6:30 p.m. CT, July 26 through 11:59 p.m. CT, July 29. The dial-in number for the re-broadcast is (617) 801-6888; the passcode is 66790185.
An audio webcast will be available live during the conference call and archived on Cerner's website at www.cerner.com under the About Cerner section (click Investor Relations, then Presentations and Webcasts).
About Cerner
Cerner is contributing to the systemic change of health and care delivery. For more than 30 years Cerner has been executing its vision to make health care safer and more efficient. We started with the foundation of digitizing paper processes and now offer the most comprehensive array of information software, professional services, medical device integration, remote hosting and employer health and wellness services. Cerner systems are used by everyone from individual consumers, to single-doctor practices, hospitals, employers and entire countries. Taking what we've learned over more than three decades, Cerner is building on the knowledge that is in the system to support evidence-based clinical decisions, prevent medical errors and empower patients in their care.

Cerner® solutions are licensed by approximately 9,300 facilities around the world, including more than 2,650 hospitals; 3,750 physician practices; 40,000 physicians; 500 ambulatory facilities, such as laboratories, ambulatory centers, cardiac facilities, radiology clinics and surgery centers; 800 home health facilities; 40 employer sites and 1,600 retail pharmacies.

Certain trademarks, service marks and logos (collectively, the “Marks”) set forth herein are owned by Cerner Corporation and/or its subsidiaries in the United States and certain other countries throughout the world. All other non-Cerner Marks are the property of their respective owners. Nasdaq: CERN. For more information about Cerner, please visit www.cerner.com, Twitter, Facebook and YouTube.

This release contains forward-looking statements that involve a number of risks and uncertainties. It is important to note that Cerner's performance, and actual results, financial condition or business could differ materially from those expressed in such forward-looking statements. The words “expect”, “guidance”, “believe”, “estimate” or the negative of these words, variations thereof or similar expressions are intended to identify such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the possibility of product-related liabilities; potential claims for system errors and warranties; the possibility of interruption at our data centers or client support facilities; our proprietary technology may be subject to claims for infringement or misappropriation of intellectual property rights of others, or may be infringed or misappropriated by others; risks associated with our non-U.S. operations; risks associated with our ability to effectively hedge exposure to fluctuations in foreign currency exchange rates; the potential for tax legislation initiatives that could adversely affect our tax position and/or challenges to our tax positions in the United States and non-U.S. countries; risks associated with our recruitment and retention of key personnel; risks related to our dependence on third party suppliers; risks inherent with business acquisitions; the potential for losses resulting from asset impairment charges; risks associated with uncertainty in global economic conditions; changing political, economic, regulatory and judicial influences; government regulation; significant competition and market changes; variations in our quarterly operating results; potential inconsistencies in our sales forecasts compared to actual sales; volatility in the trading price of our common stock and the timing and volume of market activity; our directors' authority to issue preferred stock and the anti-takeover provisions in our corporate governance documents; and material adverse resolution of legal proceedings. Additional discussion of these and other risks, uncertainties and factors affecting Cerner's business is contained in Cerner's periodic filings with the Securities and Exchange Commission. The reader should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made. Cerner undertakes no obligation to update forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time.

Investor Contact: Allan Kells, (816) 201-2445, akells@cerner.com
Media Contact: Kelli Christman, (816) 885-4342, kelli.christman@cerner.com
Cerner's Internet Home Page: www.cerner.com

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the three and six months ended June 30, 2012 and July 2, 2011
(unaudited)

(In thousands, except per share data)	Three Months Ended		Six Months Ended
	2012 (1)	2011 (1)	2012 (1)	2011 (1)
Revenues
System sales	$195,295	$157,145	$421,115	$297,524
Support, maintenance and services	426,046	355,330	829,950	696,324
Reimbursed travel	16,017	11,748	27,505	22,039
Total revenues	637,358	524,223	1,278,570	1,015,887

Margin
System sales	94,725	95,258	203,590	177,538
Support, maintenance and services	395,133	330,483	769,472	649,187
Total margin	489,858	425,741	973,062	826,725

Operating expenses
Sales and client service	241,875	210,213	486,949	411,561
Software development	73,507	69,790	144,652	140,934
General and administrative	38,393	37,765	77,939	72,558
Total operating expenses	353,775	317,768	709,540	625,053

Operating earnings	136,083	107,973	263,522	201,672

Other income, net	2,814	2,880	5,438	4,891

Earnings before income taxes	138,897	110,853	268,960	206,563
Income taxes	(41,068)	(38,809)	(82,423)	(69,963)
Net earnings	$97,829	$72,044	$186,537	$136,600

Basic earnings per share	$0.57	$0.43	$1.10	$0.81

Basic weighted average shares outstanding	170,713	168,299	170,336	167,706

Diluted earnings per share	$0.56	$0.42	$1.06	$0.79

Diluted weighted average shares outstanding	175,634	173,591	175,333	173,128

Note 1: Operating expenses for the three and six months ended June 30, 2012 and July 2, 2011 include share-based compensation expense. The impact of this expense on net earnings and diluted earnings per share is presented below:

(In thousands, except per share data)	Three Months Ended		Six Months Ended
	2012	2011	2012	2011

Sales and client service	$3,347	$2,550	$7,209	$5,836
Software development	2,491	2,415	4,459	4,261
General and administrative	2,759	1,603	5,878	3,832
Total share-based compensation	8,597	6,568	17,546	13,929
Amount of related income tax benefit	(3,288)	(2,502)	(6,711)	(5,307)
Net impact on net earnings	$5,309	$4,066	$10,835	$8,622
Decrease to diluted earnings per share	$0.03	$0.02	$0.07	$0.05

CERNER CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP RESULTS AND NON-GAAP RESULTS1
For the three and six months ended June 30, 2012 and July 2, 2011
(unaudited)

RECONCILIATION OF ADJUSTED NET EARNINGS TO GAAP NET EARNINGS1

(In thousands)	Three Months Ended		Six Months Ended
	2012	2011	2012	2011
Net Earnings
Net earnings (GAAP)	$97,829	$72,044	$186,537	$136,600
Share-based compensation expense	8,597	6,568	17,546	13,929
Income tax benefit of share-based compensation	(3,288)	(2,502)	(6,711)	(5,307)
Adjusted net earnings (non-GAAP)[2]	$103,138	$76,110	$197,372	$145,222

RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE TO GAAP DILUTED EARNINGS PER SHARE1

	Three Months Ended		Six Months Ended
	2012	2011	2012	2011
Diluted Earnings Per Share
Diluted earnings per share (GAAP)	$0.56	$0.42	$1.06	$0.79
Share-based compensation expense (net of tax)	0.03	0.02	0.07	0.05
Adjusted diluted earnings per share (non-GAAP)[2]	$0.59	$0.44	$1.13	$0.84

RECONCILIATION OF NON-GAAP FREE CASH FLOW TO GAAP OPERATING CASH FLOW1

(In thousands)	Three Months Ended		Six Months Ended
	2012	2011	2012	2011
Cash flows from operating activities (GAAP)	$182,839	$122,127	$345,547	$248,628
Capital purchases	(51,801)	(30,305)	(78,164)	(51,677)
Capitalized software development costs	(23,767)	(20,589)	(46,847)	(41,055)
Free cash flow (non-GAAP)[3]	$107,271	$71,233	$220,536	$155,896

Note 1: The presentation of Adjusted Diluted Earnings per Share, Adjusted Net Earnings and Free Cash Flow, non-GAAP financial measures, are not meant to be considered in isolation, nor as a substitute for, or superior to, Generally Accepted Accounting Principles (GAAP) results and investors should be aware that non-GAAP measures have inherent limitations and should be read only in conjunction with Cerner's consolidated financial statements prepared in accordance with GAAP. Adjusted Diluted Earnings per Share, Adjusted Net Earnings and Free Cash Flow may also be different from similar non-GAAP financial measures used by other companies and may not be comparable to similarly titled captions of other companies due to potential inconsistencies in the method of calculations. We believe that Adjusted Diluted Earnings per Share, Adjusted Net Earnings and Free Cash Flow are important to enable investors to better understand and evaluate our ongoing operating results and allows for greater transparency in the review of our overall financial, operational and economic performance.

Note 2: Cerner provides earnings with and without share-based compensation expense because earnings excluding this expense is used by management along with GAAP results to analyze its business, make strategic decisions and for management compensation purposes.

Note 3: Cerner provides free cash flow because it takes into account the capital expenditures necessary to operate our business.

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
As of June 30, 2012 (unaudited) and December 31, 2011

(In thousands)	2012	2011

Assets
Current assets:
Cash and cash equivalents	$302,788	$243,146
Short-term investments	677,214	531,635
Receivables, net	492,529	563,209
Inventory	22,521	23,296
Prepaid expenses and other	118,304	94,232
Deferred income taxes, net	47,425	46,795
Total current assets	1,660,781	1,502,313

Property and equipment, net	534,611	488,996
Software development costs, net	255,965	248,750
Goodwill	211,498	211,826
Intangible assets, net	69,663	75,366
Long-term investments	412,244	359,324
Other assets	154,282	113,783
Total assets	$3,299,044	$3,000,358

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$123,869	$85,545
Current installments of long-term debt	50,129	39,722
Deferred revenue	163,492	153,139
Accrued payroll and tax withholdings	102,397	109,227
Other accrued expenses	25,239	51,087
Total current liabilities	465,126	438,720

Long-term debt and other obligations	125,951	86,821
Deferred income taxes and other liabilities	127,876	150,229
Deferred revenue	11,571	13,787
Total liabilities	730,524	689,557

Shareholders’ Equity:
Common stock	1,712	1,696
Additional paid-in capital	795,621	723,490
Retained earnings	1,783,999	1,597,462
Accumulated other comprehensive loss, net	(12,932)	(11,967)
Total Cerner Corporation shareholders’ equity	2,568,400	2,310,681
Noncontrolling interest	120	120
Total shareholders’ equity	2,568,520	2,310,801
Total liabilities and shareholders’ equity	$3,299,044	$3,000,358